EXHIBIT 99.1

Upexi Revenue Increases 85% Year-Over-Year to

$44.6 Million for Fiscal 2022

HENDERSON, NV, September 29, 2022 (GLOBE NEWSWIRE) – Upexi, Inc. (NASDAQ: UPXI), a multi-faceted brand owner, today announced its financial results for the fiscal year ending June 30, 2022.

Fiscal 2022 Financial Highlights:

•	Revenue totaled $44.6 million, an increase of 85% year-over-year.

•	Pro forma, unaudited revenue for fiscal 2022 totaled $68 million (reconciliation below).

•	Gross profit totaled $25.2 million, an increase of 112% year-over-year.

•	Gross profit margin improved to 56% as compared to 49% in fiscal 2021.

•	Adjusted EBITDA totaled $3.4 million, an increase of 6.7% year-over-year (reconciliation below).

•	GAAP Net Loss totaled $2.1 million as compared to net income of $2.9 million in fiscal 2021, primarily due to non-cash expenses.

•	Cash and cash equivalents totaled $7.2 million as of June 30, 2022.

Allan Marshall, Chief Executive Officer of Upexi, stated, “During the 2022 fiscal year we successfully executed on our business model to acquire leading, profitable, and data-rich brands to quickly integrate and scale through our technology-driven platform. As a result, we are pleased to have increased revenue, gross profit margin, and adjusted EBITDA year-over-year. We have had a strong start to the 2023 fiscal year with the acquisition of LuckyTail, a leading international, recession-resilient, pet-care brand. Following up on our recent successes, we expect to evaluate and close other accretive transactions throughout the upcoming year. We are well positioned through our recent successful acquisitions, strong cash flow, and the ability to use our equity as currency to execute our core strategy of aggregating leading brands to grow the company and build value for our shareholders.”

Operational Highlights for Fiscal 2022:

•	August 1, 2021: Completed an asset purchase agreement with the members of VitaMedica Corporation, a leading online seller of supplements for surgery, recovery, skin, beauty, health, and wellness.

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October 1, 2021: Completed an equity interest purchase agreement, to acquire Interactive Offers, LLC, a SaaS, programmatic advertising company that has operated successfully in the fintech space for numerous years, with recent expansion into eCommerce to boost platform profits and growth.

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April 1, 2022: Completed a securities purchase agreement to acquire majority ownership of Cygnet Online, LLC, a well-established secondary market seller on Amazon with over 1,200 SKUs of branded OTC products and supplements in health, wellness, and beauty verticals.

•	May 2022: Launched the Cure Mushrooms brand in the U.S., an organic medicinal mushroom extract nutraceutical.

Operational Highlights Subsequent to Fiscal 2022 Full Year

•	August 12, 2022: Completed an asset purchase agreement to acquire substantially all of the assets of LuckyTail, an international pet care brand with strong presence on Amazon and its eCommerce store, offering grooming and nutritional products.

Financial Highlights for Fiscal 2022

Revenue totaled $44.6 million, an increase of $20.5 million or 85% for the fiscal year ended June 30, 2022, compared with the fiscal year ended June 30, 2021. Approximately $15 million or 73% of the increase was related to the acquisition of VitaMedica, Interactive and Cygnet and $5.5 million or 23% was related to the core business compared to the prior year period. The core business increase was related to increased manufacturing and the Company’s own brands increase in direct to consumer sales.

Cost of revenue totaled $19.4 million, an increase of $7.2 million or 59% compared with the prior year. Approximately $6.8 million was related to the acquisition of VitaMedica, Interactive and Cygnet and $372,063 was related to the core business. Gross profit margin improved by 7% to 56%, compared to the prior year gross profit margin of 49%. The gross profit of the core business improved 9% to 58%, compared to the prior year. The gross margin improvement for the core business was primarily related to the consolidation of manufacturing, additional equipment purchased during the year, efficiency improvements in the manufacturing process and an increase in direct-to-consumer sales. Management expects to continue to improve gross margins as the Company consolidates acquisitions and controls direct costs.

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Operating expenses totaled $27.9 million, an increase of $17.4 million or 166% compared with the prior fiscal year. Approximately $7.8 million was related to the sales, marketing and general administrative expenses of the acquisition of VitaMedica, Interactive and Cygnet. The core business sales and marketing increased by $2.3 million due to the increased spending on marketing of direct-to-consumer products and the growth of the sales and marketing team to support the current and expected future sales and product growth. The core business general and administrative expenses increased $2.8 million due to increased infrastructure, acquisition costs and employee related costs. The core business, non-cash expenses of share-based compensation, amortization and depreciation, increased $4.4 million. The Company’s management is continuing to control operating expenses while also implementing management growth strategies.

Adjusted EBITDA for the fiscal year ended June 30, 2022 totaled $3.4 million, an increase of 6.7% as compared to $3.2 million for the fiscal year ended June 30, 2021.

The Company had a net loss of $2,046,030 compared to net income of $2,978,948 for the prior year. The change in net income primarily related to the $745,042 change of income tax benefit compared to the prior year and a $4,423,588 increase in non-cash expenses.

The Company writes-off the value of inventory deemed excessive or obsolete. The Company wrote off $1,044,607 and $375,000 of inventory during the year ended June 30, 2022, and 2021, respectively.

The Company has cash and cash equivalents of $7.2 million and stockholders’ equity of $28.8 million as of June 30, 2022. As of September 26, 2022 there were 16,713,345 shares of common stock outstanding.

Consolidated Pro Forma Unaudited Financial Statements

The following unaudited pro forma combined financial information is based on the historical financial statements of the Company, VitaMedica, Interactive and Cygnet after giving effect to the Company’s acquisitions of the companies as if the acquisitions occurred on July 1, 2021.

The following unaudited pro forma information does not purport to present what the Company’s actual results would have been had the acquisitions occurred on July 1, 2021, nor is the financial information indicative of the results of future operations. The following table represents the unaudited consolidated pro forma results of operations for the fiscal years ending June 30, 2022, as if the acquisition occurred on July 1, 2021. Operating expenses for the fiscal years ending June 30, 2022 have been increased for the amortization expense associated with the fair value adjustment of definite lived intangible assets of VitaMedica, Interactive and Cygnet by $1,767,350 .

Pro Forma, Unaudited					Proforma
Year ended June 30, 2022	Upexi, Inc.	VitaMedica	Interactive	Cygnet	Adjustments	Proforma

Net sales	$44,584,996	$384,391	$416,700	$22,583,781	$	$67,969,868
Cost of sales	$19,396,123	$93,509	$-	$19,117,296	$	$38,606,928
Operating expenses	$27,841,203	$255,286	$795,507	$2,086,722	$1,767,350	$32,746,068
Net income (loss)	$(2,046,030)	$35,596	$(378,807)	$1,117,971	$(1,767,350)	$(3,038,620)
Basic income (loss) per common share	$(0.13)	$0.36	$(0.68)	$2.01	$	$(0.17)
Weighted average shares outstanding	16,224,520	100,000	560,170	555,489		17,440,179

Revenue Guidance for Fiscal 2023

Management expects revenue to increase in the 2023 fiscal year through both organic growth of the core business, acquisitions completed during the 2022 fiscal year and additional strategic acquisitions that align with managements long-term growth strategies. For fiscal 2023, management estimates baseline annual revenue to be in the range of $72 to $82 million for the full fiscal year.

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About Upexi, Inc.:

Upexi is a multi-faceted brand owner with established brands in the health, wellness, pet, beauty and other growing markets. We operate in emerging industries with high growth trends and look to drive organic growth of our current brands. We focus on direct to consumer and Amazon brands that are scalable and have anticipated, high industry growth trends. Our goal is to continue to accumulate consumer data and build out a significant customer database across all industries we sell into. The growth of our current database has been key to the year over year gains in sales and profits. To drive additional growth, we have and will continue to acquire profitable Amazon and eCommerce businesses that can scale quickly and reduce costs through corporate synergies. We utilize our in-house, SaaS programmatic ad technology to help achieve a lower cost per acquisition and accumulate consumer data for increased cross-selling between our growing portfolio of brands.

FORWARD LOOKING STATEMENTS:

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Reconciliation of Non-GAAP Adjusted EBITDA to GAAP Net Income (Net Loss)
Year Ended June 30,

	2022	2021
Net income (Net loss) GAAP	$(2,046,030)	$2,978,948
Income tax	(518,398)	(1,282,815)
Interest expense, net	215,300	530,449
Depreciation and amortization	2,733,455	1,030,021
Stock compensation	2,755,016	611,432
Stock issued for services	576,774	127,500
Change in derivative liability	3,293	-
Gain on lease settlement	-	(387,860)
Gain on SBA PPP loan forgiveness	(300,995)	(403,277)
Gain on sale of asset	(5,500)	(8,708)
Non-GAAP adjusted EBITDA	$3,412,915	$3,195,690

Use of Non-GAAP Financial Measures

The Company discloses and uses the above-mentioned non-GAAP financial measures internally as a supplement to GAAP financial information to evaluate its operating performance, for financial planning purposes, to establish operational goals, for compensation plans, to measure debt service capability, for capital expenditure planning and to determine working capital needs and believes that these are useful financial measures also used by investors. Non-GAAP adjusted EBITDA is defined as GAAP net income or net loss before interest, taxes, depreciation and amortization (EBITDA) adjusted for the non-cash stock compensation and stock option expense, acquisition, integration & restructuring expenses, charges and gains or losses from extinguishment of debt and other non-cash items. Non-GAAP EBITDA and non-GAAP adjusted EBITDA are not terms defined by GAAP and, as a result, the Company’s measure of non-GAAP EBITDA and non-GAAP adjusted EBITDA might not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flow that either excludes or includes amounts that are not normally included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures discussed above, however, should be considered in addition to, and not as a substitute for, or superior to net income or net loss as reported for GAAP on the Consolidated Statements of Operations, cash and cash flows on the Consolidated Statement of Cash Flows or other measures of financial performance prepared in accordance with GAAP, and as reflected on the Company’s financial statements prepared in accordance with GAAP. These non-GAAP financial measures are not a substitute for or presented in lieu of financial measures provided by GAAP and all measures and disclosures of financial information pursuant to GAAP should be read to obtain a comprehensive and thorough understanding of the Company’s financial results. The reconciliations of non-GAAP EBITDA and non-GAAP adjusted EBITDA to GAAP operating income (loss) and/or GAAP net income (net loss) referred to in the highlights or elsewhere are provided in the schedules that are a part of this document.

Company Contact
Andrew Norstrud, Chief Financial Officer
Email: andrew.norstrud@upexi.com
Phone: (702) 332-5591

Investor Relations Contact
KCSA Strategic Communications
Valter Pinto or Jack Perkins
Email: Upexi@KCSA.com
Phone: (212) 896-1254

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UPEXI, INC.
CONSOLDIATED BALANCE SHEETS

	June 30,	June 30,
	2022	2021

ASSETS
Current assets
Cash	$7,149,806	$14,534,211
Accounts receivable, net of allowance for doubtful accounts of $57,500 and $45,000, respectively	2,155,125	1,277,662
Inventory	6,454,428	2,094,952
Deferred tax asset, current	462,070	-
Prepaid expenses and other receivables	840,193	386,258
Total current assets	17,061,622	18,293,083

Property and equipment, net	8,046,486	2,832,400
Intangible assets, net	12,052,020	1,845,166
Goodwill	8,301,206	2,413,813
Deferred tax asset	2,002,759	1,403,591
Other assets	100,372	49,068
Right-of-use asset	926,570	417,443
Total other assets	31,429,413	8,961,481

Total assets	$48,491,035	$27,254,564

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$2,591,149	$1,604,723
Accrued compensation	556,547	1,020,936
Deferred revenue	335,205	485,973
Accrued liabilities	952,249	296,021
Acquisition payable	-	1,764,876
Current portion of notes payable	5,424,752	447,100
Current portion of operating lease payable	267,846	199,532
Total current liabilities	10,127,748	5,819,161

Notes payable, net of current portion	8,876,132	-
Operating lease payable, net of current portion	700,411	217,430
Total long-term liabilities	9,576,543	217,430

Commitments and contingencies	-	-

Stockholders' equity
Preferred stock, $0.001 par value, 100,000,000 shares authorized, and 500,000 and 500,000 shares issued and outstanding, respectively	500	500
Common stock, $0.001 par value, 100,000,000 shares authorized, and 16,713,345 and 15,262,394 shares issued and outstanding, respectively	16,713	15,262
Additional paid in capital	34,985,597	25,372,247
Accumulated deficit	(6,270,886)	(4,170,036)
Total stockholders' equity attributable to Upexi, Inc.	28,731,924	21,217,973
Non-controlling interest in subsidiary	54,820	-
Total stockholders' equity	28,786,744	21,217,973

Total liabilities and stockholders' equity	$48,491,035	$27,254,564

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UPEXI, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended June 30,
	2022	2021

Revenue
Revenue	$44,584,996	$24,095,025

Cost of Revenue	19,396,123	12,196,123

Gross profit	25,188,873	11,898,902

Operating expenses
Sales and marketing	7,628,932	2,388,211
General and administrative expenses	14,147,230	6,442,501
Share-based compensation	3,331,586	611,432
Amortization of acquired intangible assets	2,159,146	726,525
Depreciation	574,309	303,496
	27,841,203	10,472,165

(Loss) income from operations	(2,652,330)	1,426,737

Other expense (income), net
Interest expense (income), net	215,300	530,449
Gain on sale of assets	(5,500)	(8,708)
Gain on SBA PPP loan forgiveness	(300,995)	(403,277)
Change in derivative liability	3,293	-
Settlement of cancelled lease	-	(387,860)

Other (income) expense, net	(87,902)	(269,396)

(Loss) income before income tax	(2,564,428)	1,696,133

Income tax (expense) benefit	518,398	1,282,815

Net (loss) income	(2,046,030)	2,978,948

Net loss attributable to noncontrolling interest	(54,820)	-
Deemed dividend related to the issuance of Series A Preferred Stock	-	(50,000)

Net (loss) income attributable to Upexi, Inc.	$(2,100,850)	$2,928,948

Basic (loss) income per share	$(0.13)	$0.25

Diluted (loss) income per share	$(0.13)	$0.21

Weighted average shares outstanding	16,224,520	11,930,378

Fully diluted weighted average shares outstanding	16,224,520	14,257,934

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UPEXI, INC.
CONSOLIDATED STATEMENTS OF CASH FLOW

	Year Ended June 30,
	2022	2021
Cash flows from operating activities
Net (loss) income	$(2,046,030)	$2,978,948
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	2,733,455	1,030,021
Inventory write-offs	1,044,607	375,000
Gain on settlement of cancelled lease	-	(387,860)
Gain on change in deferred tax allowance	(1,061,238)	(1,282,815)
Amortization of beneficial conversion feature on convertible notes		342,813
Shares issued for services	-	127,500
Bad debt expense	131,968	78,185
Gain on sale of equipment	(5,500)	(8,708)
Gain on forgiveness of SBA PPP loan	(300,995)	(403,277)
Stock based compensation	3,331,586	611,432
Changes in assets and liabilities, net of acquired amounts
Accounts receivable	(17,312)	(1,138,228)
Inventory	(2,447,038)	(846,659)
Prepaid expenses and other assets	217,824	(313,206)
Accounts payable and accrued liabilities	(430,506)	1,966,806
Accrued liabilities related to acquisition	-	(90,876)
Deferred revenue	(629,153)	(99,770)
Net cash provided by operating activities	521,872	2,939,306

Cash flows from investing activities
Acquisition of Infusionz, Inc., net of cash acquired	-	62,122
Acquisition of VitaMedica, Inc., net of cash acquired	(2,574,589)	-
Acquisition of Interactive Offers, Inc., net of cash acquired	(1,854,193)	-
Acquisition of Cygnet, Inc., net of cash acquired	(1,028,763)	-
Proceeds from sale of property and equipment	6,000	79,000
Acquisition of property and equipment	(6,154,476)	(1,422,129)
Net cash used in investing activities	(11,606,021)	(1,281,007)

Cash flows from financing activities
Proceeds from issuance of common stock	-	10,950,315
Stock repurchase program	(1,975,888)	-
Proceeds from issuance of preferred stock	-	50,000
Proceeds from issuance of related party note payable	-	750,000
Repayment of related party note payable	-	(750,000)
Payment of note payable	(1,002,874)	(12,000)
Proceeds from issuance of notes payable	6,678,506	1,000,080
Net cash provided by financing activities	3,699,744	11,988,395

Net (decrease) increase in cash	(7,384,405)	13,646,694
Cash, beginning of period	14,534,211	887,517
Cash, end of period	$7,149,806	$14,534,211

Supplemental cash flow disclosures
Interest paid	$64,460	$-
Income tax paid	$656,000	$-
Issuance of common stock for acquisition of Infusionz	$1,764,876	$650,255
Issuance of common stock for conversion of notes payable and accrued interest	$482,000	$3,085,273
Repayment of Infusionz LLC debt to Upexi, Inc.	$-	$72,000
Liabilities assumed from acquisition of Infusionz	$-	$(680,480)
Liabilities assumed from acquisition of VitaMedica	$(309,574)
Issuance of stock for acquisition of Interactive	$2,733,628
Issuance of stock for acquisition of Cygnet	$2,965,756
Liabilities assumed from acquisition of Cygnet	$9,472,438
Stock issued for construction services	$140,700	$-

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